Exhibit 10.51

FOURTH AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2008)
WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Compensation Plan (the “Plan”) to allow eligible Team Members to elect to defer the receipt and taxation of a portion of their compensation; and
WHEREAS, it is the desire of the Company to amend the Plan clarify that a Participant’s election to extend the commencement of payment from the Participant’s account under the Plan may be revoked prior to the election deadline.
NOW, THEREFORE, in consideration of the foregoing, Section 5.8(d) of the Plan is amended to read as prescribed below, effective as of January 1, 2014.
Section 5.8    Extension of Specified Time Deferral Period. Section 3.5(b) of the Plan permits a Participant to select a Deferral Period of a stated period of calendar years (i.e., a “Specified Time Deferral Period”). In this connection, a Participant shall be permitted to extend a Specified Time Deferral Period with respect to a Deferral Account, subject to the conditions set forth below.
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(d)    Any election to extend a Specified Time Deferral Period must be made at least 12 months prior to the designated payment date (as prescribed in Section 5.5(a)) for the first scheduled payment from the applicable Deferral Account. A deferral extension election may be modified or revoked prior to such deadline date. If not modified or revoked, the election will generally become irrevocable as of such deadline date.
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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc., the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Compensation Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:____________________________________
Tammy M. Finley
Senior Vice President, Human Resources

Dated: __________________________, 2014